UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

September 19, 2005

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1304 Summit Ave., Ste 2

Plano, TX  75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Promissory Note

On September 19, 2005, TGC Industries, Inc. entered into a promissory note (the “Note”) with General Electric Capital Corporation to finance the purchase of a vibration vehicle.  The Note is for the principal sum of $286,235, which will be repaid in thirty-six monthly principal payments of $7,971.79 with the final payment equal to the total outstanding unpaid principal.  In addition to the principal payments, accrued interest will also be payable on all payment dates. Interest on the unpaid principal balance will accrue at a rate of 7.25% per annum.  The Note also provides for a pre-payment penalty equal to 3% of the original principal amount in the first year and 1% of the original principal amount in the second and third years of the Note.  The first monthly payment is due and payable on November 2, 2005.  A copy of the Note is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

See Item 1.01 “Entry into a Material Definitive Agreement – Promissory Note.”

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Promissory Note by and among TGC Industries, Inc. and General Electric Capital Corporation, dated September 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: September 30, 2005	By:	/s/ Kenneth W. Uselton
Kenneth W. Uselton
Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note by and among TGC Industries, Inc. and General Electric Capital Corporation, dated September 19, 2005.